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                                                                    EXHIBIT 23.6

                                                                  April 23, 1999

To the Board of Directors
of Diedrich Coffee, Inc.

     Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register up to 2,375,000 shares of common stock of Diedrich Coffee, Inc., a Delaware corporation (the "Company"), issuable in connection with that certain Agreement and Plan of Merger, dated March 16, 1999, among the Company, CP Acquisition Corp., and Coffee People, Inc.

     We hereby consent to the filing of the Fairness Opinion of First Security Van Kasper, dated March 15, 1999, as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ First Security Van Kasper
                                          --------------------------------------
                                              First Security Van Kasper